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                                                                     EXHIBIT 5.1
                                                                     -----------

                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                      PALO ALTO, CALIFORNIA 94304-1050
                           TELEPHONE: 415-493-9300
                           FACSIMILE: 415-493-6811
                                WWW.WSGR.COM
                               March 21, 1997

Auto-By-Tel Corporation
18872 MacArthur Boulevard
Suite 200
Irvine, California 92612-1400

     RE:  REGISTRATION STATEMENT ON FORM S-1
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on January 31, 1997 (Registration No. 333-20831) as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,600,000 shares of your Common Stock, par value $.001 per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase 600,000 shares. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ Wilson Sonsini Goodrich & Rosati